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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           THE NAVIGATORS GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     (3)  Filing Party:

        ------------------------------------------------------------------------
     (4)  Date Filed:

        ------------------------------------------------------------------------

     It is anticipated that this Proxy Statement and a related form of proxy will first be delivered to security holders on or around May 1, 2001.
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

                           THE NAVIGATORS GROUP, INC.
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119

                            ------------------------
                         ANNUAL MEETING -- MAY 31, 2001
                            ------------------------

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of your Company to be held at 11:00 a.m. on Thursday, May 31, 2001 at the India House, One Hanover Square, New York, New York 10004.

     A report of the Company's current affairs will be presented at the Meeting and Stockholders will have an opportunity for questions and comments.

     You are requested to sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     We are grateful for your assistance and express our appreciation in advance.

                                          Sincerely yours,

                                          /s/ Terence N. Deeks

                                          TERENCE N. DEEKS
                                          Chairman, President and
                                          Chief Executive Officer

April 27, 2001

                           THE NAVIGATORS GROUP, INC.
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31, 2001

                            ------------------------

To the Stockholders of The Navigators Group, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the "Company"), a Delaware corporation, will be held at the India House, One Hanover Square, New York, New York 10004, on Thursday, May 31, 2001, at 11:00 a.m., E.S.T., for the following purposes:

     (1) To elect seven (7) directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

     (2) To ratify the appointment by the Company's Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the financial statements for 2001; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on April 16, 2001, has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, One Penn Plaza, New York, New York 10119.

                                          By Order Of The Board Of Directors

                                          /s/ Bradley D. Wiley
                                          BRADLEY D. WILEY
                                          Secretary

New York, New York
April 27, 2001

                                   IMPORTANT

     If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States. PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                           THE NAVIGATORS GROUP, INC.
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     The accompanying form of proxy is solicited on behalf of the Board of Directors of The Navigators Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the Company's stockholders or any adjournment thereof. The persons named on the proxy card have been designated as proxies by the Company's Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him at the Meeting may do so by completing another form of proxy and delivering the completed proxy to the Secretary of the Company at the address indicated above, before the time of the Meeting. It is the responsibility of the stockholder appointing some other person to represent him to inform such person of his appointment. The Company has first mailed these proxy materials to holders ("Stockholders") of shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), on or about May 1, 2001. The Company's executive offices are located at One Penn Plaza, New York, New York 10119.

     The proxies which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's seven (7) nominees for election as directors and in favor of Proposal Number 2. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 16, 2001, the record date, consisted of 8,419,762 shares of Common Stock, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 16, 2001, are entitled to vote at the Meeting. The closing price of the Common Stock on April 16, 2001 was $14.52.

     A copy of the Company's Annual Report for the year ended December 31, 2000, is being mailed to Stockholders simultaneously herewith. The financial statements of the Company for the year ended December 31, 2000 and the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the 2000 Annual Report are specifically incorporated herein by reference and made a part hereof.

                               PROPOSAL NUMBER 1
                             ELECTION OF DIRECTORS

     The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. Management proposes the election of the seven nominees named below to constitute the entire Board of Directors of the Company (the "Board") until the next Annual Meeting of Stockholders and until their successors shall be duly elected and shall qualify. Five of the nominees are currently directors of the Company. Robert W. Eager, Jr. and Stanley A. Galanski have been nominated to the Board to fill the vacancies that will result from two directors retiring from the Board at the end of their current term on May 31, 2001. In the event any nominee(s) named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominee(s) that the Board may designate.

                                                         POSITION WITH THE         FIRST BECAME A
NAME                                         AGE              COMPANY                 DIRECTOR
----                                         ---    ---------------------------    --------------
Terence N. Deeks...........................  61     Chairman, President and CEO         1982
Robert M. DeMichele........................  56     Director                            1983
Robert W. Eager, Jr........................  57     Nominee for Director
Stanley A. Galanski........................  42     Executive Vice President
                                                    and COO
Leandro S. Galban, Jr. ....................  66     Director                            1983
Marc M. Tract..............................  41     Director                            1991
Robert F. Wright...........................  75     Director                            1993

     Terence N. Deeks is the Company's founder. He has been Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1982, and is chairman and a director of several of the Company's wholly owned subsidiaries including Navigators Insurance Company ("Navigators Insurance"). Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

     Robert M. DeMichele has been President and CEO of Strategy Asset Managers LLC since 2001. Mr. DeMichele had been President and CEO of Lexington Global Asset Managers, Inc. from 1995 to 2000. From 1985 to 1995, Mr. DeMichele served as President of The Insurance Corporation of New York ("ICNY"). ICNY is a wholly owned subsidiary of the Trenwick Group, Inc ("Trenwick"), a Stockholder of the Company. Mr. DeMichele is a director of Trenwick.

     Robert W. Eager, Jr. has been retired since 1999 and prior thereto from 1996 to 1999 had been Executive Vice President of General Re Corporation. Prior thereto Mr. Eager held various positions at National Re Corporation from 1976 to 1996, including Executive Vice President from 1994 to 1996.

     Stanley A. Galanski has been Executive Vice President and COO of the Company since March 2001 and prior thereto had been President of XL Insurance Company of New York from 2000 to March 2001, President of XL Specialty Insurance Company (formerly Intercargo Insurance Company) from 1997 to March 2001, and President of New Hampshire Insurance Company (a subsidiary of American International Group) from 1995 to 1997. From 1980 to 1995, Mr. Galanski held various underwriting and management positions with the Chubb Group of Insurance Companies. Mr. Galanski is a director of Navigators Insurance.

     Leandro S. Galban, Jr. has been Managing Director and Vice Chairman of Credit Suisse First Boston Corporation ("CSFB") since 2000. Prior thereto from 1996 to 2000 he had been a Managing Director and Co-Head of the Financial Institutions Group of Donaldson, Lufkin & Jenrette, a company acquired by CFSB.*

     Marc M. Tract has been a partner of the law firm of Rosenman & Colin LLP since 1994, which firm has been counsel to the Company for the same period.*+

     Robert F. Wright has been President and CEO of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of Deotexas Inc., Hanover Direct, Inc., U.S. Timberlands Company L.P. and Universal American Financial Corp.*+
---------------
* Member of the Compensation Committee.

+ Member of the Audit Committee.

     William D. Warren and Howard M. Zelikow are retiring from the Board at the end of their current term on May 31, 2001. The Company is grateful to Messrs. Warren and Zelikow for their substantial and lasting contributions.

     The current non-director executive officers of the Company are as follows:

NAME                                              AGE                      POSITION
----                                              ---    ---------------------------------------------
Stanley A. Galanski.............................  42     Executive Vice President and Chief Operating
                                                         Officer (nominee for director)
Bradley D. Wiley................................  47     Senior Vice President, Chief Financial
                                                         Officer and Secretary
Salvatore A. Margarella.........................  51     Vice President and Treasurer

     Bradley D. Wiley has been Senior Vice President, Chief Financial Officer and Secretary of the Company since 1996 and of its insurance subsidiaries since 1997. From 1992 until 1996, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly owned subsidiary, Christiania General Insurance Corp. Mr. Wiley is a director of Navigators Insurance.

     Salvatore A. Margarella has been Vice President and Treasurer of the Company since 1997 and prior thereto he was the Controller of the Company since its inception. Mr. Margarella has been Vice President and Treasurer of Navigators Insurance since 1987 and serves as a director of Navigators Insurance.

OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership, reported to the Company as of April 16, 2001, of Common Stock (i) by each person who holds of record or is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of the Company's current directors and nominees for directors, (iii) by each of the executive officers named in the Summary Compensation Table, and (iv) by all directors and executive officers as a group. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned by the persons named as owners.

                                                                           PERCENTAGE
                                                               NUMBER      OWNERSHIP
                                                                 OF        OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES        STOCK
------------------------------------                          ---------    ----------
Terence N. Deeks(1).........................................  3,607,248       42.5%
  One Penn Plaza
  New York, New York 10119
Marc M. Tract(2)............................................  1,001,378       11.9%
  575 Madison Avenue
  New York, New York 10022
Trenwick Group, Inc.........................................    814,701        9.7%
  One Canterbury Green
  Stamford, Connecticut 06901
Beck, Mack & Oliver LLC.....................................    473,950        5.6%
  330 Madison Avenue
  New York, New York 10017
Royce & Associates, Inc. ...................................    462,500        5.5%
  1414 Avenue of the Americas
  New York, New York 10019
Robert M. DeMichele.........................................     45,642          *
Robert W. Eager, Jr. .......................................         --          *
Stanley A. Galanski.........................................         --          *
Leandro S. Galban, Jr.(3)...................................     22,742          *
Noel Higgitt................................................      1,000          *
Russell J. Johnson(4).......................................     34,225          *
Neil R.E. Macnaughtan.......................................         --          *
William D. Warren...........................................      4,202          *

                                                                           PERCENTAGE
                                                               NUMBER      OWNERSHIP
                                                                 OF        OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES        STOCK
------------------------------------                          ---------    ----------
Bradley D. Wiley(5).........................................     28,875          *
Robert F. Wright............................................      8,202          *
Howard M. Zelikow(6)........................................     10,782          *
All current directors and executive officers as a group.....  4,482,178       52.5%
  (1)(2)(3)(4)(5)(6)(7)

---------------
 *  Less than 1%.

(1) Includes options to purchase 61,250 shares of Common Stock at exercise prices between $14.50 and $28.00 per share. Also includes 298,668 shares considered beneficially owned by Mr. Deeks which are held under certain instruments of trust for the benefit of Mr. Deeks' minor child. Excludes 695,408 shares which are held under certain instruments of trust for the benefit of Mr. Deeks' non-minor children. Mr. Deeks disclaims beneficial ownership of all shares held in trust for the benefit of his children.

(2) Includes 996,276 shares held as trustee under certain instruments of trust for the benefit of Mr. Deeks' children and grandchildren, of which 298,668 shares are included in Mr. Deeks' shares listed above. The 'All current directors and executive officers' line above excludes the 298,668 shares from Mr. Tract's shares.

(3) Includes 1,500 shares held by family members of Mr. Galban.

(4) Includes options to purchase 25,000 shares of Common Stock at exercise prices between $14.25 and $34.00 per share.

(5) Includes options to purchase 15,625 shares of Common Stock at exercise prices between $14.00 and $17.00 per share.

(6) Includes 1,800 shares held by family members of Mr. Zelikow.

(7) Includes Mr. Margarella's options to purchase 18,750 shares of Common Stock at exercise prices between $14.25 and $34.00 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has a consulting agreement with Robert F. Wright Associates, Inc., of which Mr. Wright, a director of the Company, is the President. The consulting agreement provides for an annual consultation fee of $26,000 to be paid to Robert F. Wright Associates, Inc. for certain consulting services provided by Mr. Wright in conjunction with his director's responsibilities. Mr. Wright is a member of the Audit, Compensation, Finance and Nominating Committees.

     The Company also had a consulting agreement through December 31, 2000 with William D. Warren, pursuant to which Mr. Warren provided certain consulting services to the Company in conjunction with his director's responsibilities. Mr. Warren's consulting agreement provided for an annual consultation fee of $25,000. Mr. Warren is a member of the Compensation and Executive Committees.

     Robert M. DeMichele is a director of Trenwick, a Stockholder of the Company. Trenwick is a member of several of the insurance pools managed by a subsidiary of the Company. Mr. DeMichele is a member of the Finance and Executive Committees.

     Terence N. Deeks and a member of his family own in the aggregate 98% of Somerset Insurance Limited, a Bermuda corporation ("Somerset Bermuda"). Somerset Bermuda reinsures members of several of the pools managed by a subsidiary of the Company. Mr. Deeks is a member of the Company's Executive Committee.

     Marc M. Tract is a director of the Company and a partner of Rosenman & Colin LLP which firm has served as counsel to the Company since 1994. Mr. Tract also serves as trustee under several instruments of trust for the benefit of Mr. Deeks' children and grandchildren. Mr. Tract is a member of the Audit, Compensation and Nominating Committees.

     Management believes that the terms of the consulting agreements are no less favorable to the Company than those which could be obtained from unaffiliated third parties. Management further believes that all other transactions with affiliated companies have in the past been on fair and equitable terms no less favorable than the Company could obtain in arm's length transactions with unaffiliated third parties.

BOARD OF DIRECTORS

     The Board of Directors of the Company held four meetings in 2000. No directors attended or participated in fewer than 75% of the meetings of the Board or meetings of the committees of the Board during 2000, except that Mr. Warren attended 50% of the Board of Directors meetings.

     The Board's Compensation Committee oversees the Company's compensation and benefit policies and programs, including the stock option and stock appreciation rights plans of the Company and the annual salaries and annual incentive plan for selected officers. During 2000, the Compensation Committee held one meeting. The members of the Compensation Committee are Leandro S. Galban, Jr., Marc M. Tract, William D. Warren and Robert F. Wright.

     The Board's Audit Committee recommends the selection of independent Certified Public Accountants and reviews the scope and results of independent audits. During 2000, the Audit Committee held three meetings. The members of the Audit Committee are Marc M. Tract, Robert F. Wright and Howard M. Zelikow.

     The Board's Nominating Committee recommends nominees for election to the Company's Board of Directors. The Nominating Committee met once during 2000. The members of the Nominating Committee are Marc M. Tract and Robert F. Wright.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

     The following Summary Compensation Table sets forth compensation paid by the Company for each of the years in the three-year period ended December 31, 2000 to the Chairman, President and Chief Executive Officer of the Company and to each of the four other most highly paid executive officers of the Company or its subsidiaries (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
NAME AND PRINCIPAL                                   ANNUAL COMPENSATION      SECURITIES UNDERLYING    ALL OTHER
POSITION                                          YEAR    SALARY     BONUS        OPTIONS/SARS        COMPENSATION
------------------                                ----   --------   -------   ---------------------   ------------
                                                            $          $                #                  $
Terence N. Deeks................................  2000   $350,000   $    --          10,000             $69,541(1)
  Chairman, President and Chief                   1999    350,000        --              --              69,444(1)
  Executive Officer                               1998    358,348        --           5,000              69,542(1)
Noel Higgitt....................................  2000    250,000        --          10,000                  --
  President of Navigators                         1999    187,500        --              --                  --
  California Insurance Services, Inc.             1998         --        --              --                  --
  (formerly Anfield Insurance Services, Inc.)
Neil R.E. Macnaughtan...........................  2000    166,000    76,038          10,000                  --
  Managing Director of                            1999    100,000    40,000           2,500                  --
  Navigators Management (UK) Limited              1998         --        --              --                  --
  (formerly Somerset Marine (UK) Limited)
Bradley D. Wiley................................  2000    207,500        --          10,000                  --
  Senior Vice President, CFO                      1999    207,500        --          20,000                  --
  and Secretary                                   1998    206,250    40,000           7,500                  --

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
NAME AND PRINCIPAL                                   ANNUAL COMPENSATION      SECURITIES UNDERLYING    ALL OTHER
POSITION                                          YEAR    SALARY     BONUS        OPTIONS/SARS        COMPENSATION
------------------                                ----   --------   -------   ---------------------   ------------
                                                            $          $                #                  $
Russell J. Johnson..............................  2000    200,000        --          10,000                  --
  Senior Vice President of                        1999    200,000        --              --                  --
  Navigators Management Company, Inc.             1998    150,210    40,000              --                  --
  (formerly Somerset Marine, Inc.)

---------------
(1) Represents life insurance premiums paid by the Company for the benefit of Mr. Deeks.

EMPLOYMENT AGREEMENTS

     The Company has entered into a three year employment agreement with Mr. Galanski expiring in 2004 that generally provides for Mr. Galanski's employment during that period and the issuance of a stock grant of 100,000 shares of Common Stock subject to vesting provisions of 25% per year. Under certain conditions in the event of a change in control, Mr. Galanski is entitled to his base salary for the remaining term of his employment agreement and an acceleration of the vesting provisions under the stock grant.

     The Company has entered into an agreement with Mr. Wiley that generally provides that if the Company terminates Mr. Wiley's employment following a change in control for reasons other than cause, including certain circumstances in the event of a constructive discharge, Mr. Wiley will be entitled to receive an amount equal to 150% of his base salary along with certain other benefits.

     The Company has entered into agreements with Messrs. Higgitt, Johnson and Margarella providing for their employment. In general, the agreements with Messrs. Johnson and Margarella provide for the continuation of their base salary for one year in the case of a termination by the Company without cause. The agreement with Mr. Higgitt provides for his employment through April 2, 2002 and a bonus based on the profitability of the business he produces.

STOCK OPTIONS

     The following table contains information concerning the grant of options and stock appreciation rights ("SAR") under the Company's stock option plans and stock appreciation rights plan to each of the Named Executive Officers during the year ended December 31, 2000. For a description of the Company's stock option plans, see "Stock Option Plans" included herein.

                           OPTION/SAR GRANTS IN 2000

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                         INDIVIDUAL GRANTS                              ANNUAL
                                      --------------------------------------------------------   RATES OF STOCK PRICE
                                       NUMBER OF     PERCENT OF TOTAL                                APPRECIATION
                                       SECURITIES      OPTIONS/SARS                                 FOR OPTION/SAR
                                       UNDERLYING       GRANTED TO      EXERCISE                         TERM
                                      OPTIONS/SARS     EMPLOYEES IN       PRICE     EXPIRATION   ---------------------
NAME                                   GRANTED(#)      FISCAL YEAR      ($/SHARE)      DATE         5%          10%
----                                  ------------   ----------------   ---------   ----------   ---------   ---------
Terence N. Deeks....................     10,000            2.5%          $10.50      9/28/10     $111,800    $240,300
Noel Higgitt........................     10,000            2.5%          $10.50      9/28/10     $111,800    $240,300
Russell J. Johnson..................     10,000            2.5%          $10.50      9/28/10     $111,800    $240,300
Neil R.E. Macnaughtan...............     10,000            2.5%          $10.50      9/28/10     $111,800    $240,300
Bradley D. Wiley....................     10,000            2.5%          $10.50      9/28/10     $111,800    $240,300

     The following table sets forth information for each of the Named Executive Officers with respect to the value of options/SARs exercised during the year ended December 31, 2000 and the value of outstanding and unexercised options/SARs held as of December 31, 2000, based upon the closing market value of the Common Stock of $13.31 per share on December 31, 2000.

                    AGGREGATED OPTION/SAR EXERCISES IN 2000
                    AND DECEMBER 31, 2000 OPTION/SAR VALUES

                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS/SARS AT               OPTIONS/SARS AT
                                                                      DECEMBER 31, 2000             DECEMBER 31, 2000
                                                                             (#)                           ($)
                              SHARES ACQUIRED   VALUE REALIZED   ---------------------------   ---------------------------
NAME                          ON EXERCISE(#)         ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ---------------   --------------   -----------   -------------   -----------   -------------
Terence N. Deeks............        --               --            61,250         11,250           --           $28,125
Noel Higgitt................        --               --                --         10,000           --           $28,125
Russell J. Johnson..........        --               --            27,500         10,000           --           $28,125
Neil R.E. Macnaughtan.......        --               --               625         11,875           --           $28,125
Bradley D. Wiley............        --               --            53,125         24,375           --           $28,125

COMPENSATION OF DIRECTORS

     Directors of the Company who are not officers or employees of the Company or any of its subsidiaries, are paid a retainer of $2,000 per quarter, an additional $1,000 for attending each of four quarterly meetings of the Board, and the number of shares of Common Stock that is equivalent to a cash payment of $12,000 based on the market price of the stock at the end of the year.

STOCK OPTION PLANS AND STOCK APPRECIATION RIGHTS PLAN

     The Company has adopted two stock option plans which allow for the grant to key employees of the Company, its subsidiaries and affiliates, options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Form S-8/S-3 Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (the "Stock Option Plans").

     The Stock Option Plans are administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee approves the persons to receive options, option prices, dates of grant and vesting periods. No option may extend longer than ten years. The Stock Option Plans require that all options granted shall be at exercise prices not less than 90% of the fair market value of the Common Stock on the date of the grant, as such value is determined by the Compensation Committee. The options vest at the rate of 25% per year.

     The Company also has adopted a phantom stock appreciation rights plan (the "SAR Plan") which allows for the grant to key employees of the Company and its affiliates of up to 300,000 stock appreciation rights. The Compensation Committee administers the SAR Plan and approves the employees who will receive grants of the rights. The SAR Plan includes a vesting schedule similar to that of the Stock Option Plans, with the rights vesting at a rate of 25% per year. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90% of the fair market value of the Common Stock at the date of grant).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Galban, Tract, Warren and Wright. Please refer to "Certain Relationships and Related Transactions" contained herein as such section relates to the members of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Compensation Committee is charged, among other things, to make periodic reviews of the Company's compensation arrangements and to make recommendations to the Board of Directors with respect to such arrangements.

     The principal objectives of the Committee's compensation policies are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance Stockholder value. The executive compensation program consists principally of base salaries, an annual incentive plan, two Stock Option Plans and the SAR Plan. The following describes components of the Company's executive compensation program for the fiscal year ended December 31, 2000 and the related factors considered by the Committee in determining compensation.

     Base Salaries. Base salaries were determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies.

     Annual Incentive Plan. The Company's annual incentive plan consists principally of bonus payments based on the following factors, subject to a maximum bonus amount for each officer or key employee specified as a percentage of his or her base salary: (i) return on capital; (ii) underwriting results; and
(iii) subjective evaluation.

     The objectives of the annual incentive plan are to reward executives and key employees based on performance measures that are recognized within the industry and among investors as being key measures of success. The Committee believes its annual incentive plan is typical within the industry and permits management to adjust the goals annually to reflect the competitive environment. In addition, by aligning the financial interests of the Company's executives and key employees with those of the Company's Stockholders, the annual incentive plan is intended to be directly related to the creation of value for Stockholders of the Company.

     Stock Option Plans and SAR Plan. These plans allow for the grant to key employees of stock options and stock appreciation rights which generally vest over four years. The number of shares of Common Stock subject to an executive's stock option and/or SAR grants is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's Stockholders, these equity-based awards are intended to be directly related to the creation of value for Stockholders of the Company. The deferred vesting provisions are designed to create an incentive for an individual executive to remain with the Company.

     Chairman, President and Chief Executive Officer. The Committee reviewed the 2000 compensation levels of Terence N. Deeks, Chairman, President and Chief Executive Officer of the Company, within the context of industry information regarding chief executive officers with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. The Committee also considered local market conditions and job performance, as well as the significant ownership position of Mr. Deeks. For 2000, Mr. Deeks received from the Company a base salary of $350,000 per annum and no annual incentive compensation payments. Mr. Deeks was granted 10,000 SARs in 2000 with an exercise price of $10.50 per SAR.

     Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, effective in 1994, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers of any publicly held corporation will not be deductible in certain circumstances. Generally, "performance-based" compensation, as defined in Section 162(m), is not subject to the limitation if certain requirements are satisfied. No executive officer's compensation was subject to the limitation of Section 162(m) in 2000. The Compensation Committee intends to structure the Company's annual incentive plan and any stock-based compensation for executive officers so that such compensation qualifies as performance-based compensation under Section 162(m).

The Compensation Committee:
        Leandro S. Galban, Jr.
        Marc M. Tract
        William D. Warren
        Robert F. Wright (Chairman)

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     The Company's Management is responsible for the internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

     Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the Audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

The Audit Committee:
        Marc M. Tract
        Robert F. Wright (Chairman)
        Howard M. Zelikow

FIVE YEAR PERFORMANCE GRAPH

     The comparison of five year cumulative returns among the Company, and the companies listed in the Standard & Poor's 500 Index ("S&P 500 Index") and the S&P Property & Casualty Insurance Index ("Insurance Index") is as follows:

                                                                                                          INSURANCE (PPTY-CAS)-
                                                  NAVIGATORS GROUP, INC           S&P 500 INDEX                    500
                                                  ---------------------           -------------           ---------------------
Dec 95                                                   100.00                      100.00                      100.00
Dec 96                                                   103.55                      122.96                      121.51
Dec 97                                                   106.56                      163.98                      176.76
Dec 98                                                    87.94                      210.85                      164.47
Dec 99                                                    55.32                      255.21                      122.60
Dec 00                                                    75.53                      231.98                      190.95

   --------------------------------------------------------------------------------
                           Base
                          Period
    Company/Index Name    Dec 95    Dec 96    Dec 97    Dec 98    Dec 99    Dec 00
   --------------------------------------------------------------------------------
    NAVIGATORS GROUP,
     INC.                  $100     $103.55   $106.56   $87.94    $55.32    $ 75.53
    S&P 500 INDEX           100     122.96    163.98    210.85    255.21     231.98
    INSURANCE (PPTY
     CAS)-500               100     121.51    176.76    164.47    122.60     190.95

     The Stock Performance Graph, as presented above, which was prepared with the aid of independent consultant Standard & Poor's Compustat, reflects the cumulative return on the Company's common stock, the S&P 500 Index and the Insurance Index, respectively, assuming an original investment in each of $100 on December 31, 1995 (the "base") and reinvestment of dividends to the extent declared. Cumulative returns for each year subsequent to 1995 are measured as a change from this base.

                               PROPOSAL NUMBER 2
                      APPOINTMENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS

     KPMG LLP, Certified Public Accountants, have been appointed by the Board, upon the recommendation of the Audit Committee, as independent auditors for the Company to examine and report on its financial statements for 2001, which appointment will be submitted to the Stockholders for ratification at the Meeting. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

     Representatives of KPMG LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. Fees for services rendered to the Company by KPMG LLP related to 2000 were $542,000 for audit and attestation services and $169,000 for non-audit services including tax, actuarial and statutory. No fees were incurred from KPMG LLP relating to financial information systems design or implementation.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                      ALL OTHER MATTERS WHICH MAY PROPERLY
                            COME BEFORE THE MEETING

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

STOCKHOLDER APPROVAL

     Approval of Proposals 1 and 2 require the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Meeting. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file certain reports regarding the ownership of the Common Stock with the Securities and Exchange Commission (the "Commission"). These insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors, executive officers and 10% Stockholders made all required filings on time, except for one late report filed by Terence N. Deeks with respect to two purchase transactions totalling 1,200 shares.

ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and be paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters' or appraisal rights.

STOCKHOLDERS' PROPOSALS

     Any proposal by a Stockholder of the Company intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than January 22, 2002 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

FORM 10-K ANNUAL REPORT

     UPON WRITTEN REQUEST BY A STOCKHOLDER, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 2000 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Form 10-K Annual Report for 2000 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, the Company will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Angela Conenna, Investor Relations Department, One Penn Plaza, New York, New York 10119.

SOLICITATION AND EXPENSES OF SOLICITATION

     Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                          By Order of the Board of Directors,

                                          /s/ Bradley D. Wiley
                                          Bradley D. Wiley
                                          Secretary

New York, New York
April 27, 2001

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

     The Navigators Group, Inc. (the "Company") shall have an Audit Committee, a committee of the Board of Directors. The Audit Committee shall consist of at least three members of which one member shall be designated as the Chairman. Each member of the Audit Committee shall be independent and have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member shall have accounting or related financial management expertise.

     To be "Independent", a member must not:

     (a) be employed for the current year or been employed in any of the past three years by the Company or any of its affiliates;

     (b) have accepted any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) be a member of the immediate family of any individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer;

     (d) be a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five percent of the Company's or business organization's consolidated gross revenues for that year (or in any of the past three years), or $200,000, whichever is more; or

     (e) be employed as an executive of another entity where any of the Company's executives serves on that entity's compensation committee.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Company's directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors and the financial and senior management of the Company. Notwithstanding the foregoing, the independent auditors shall be ultimately accountable to the Board of Directors and the Audit Committee.

MEETINGS

     The Audit Committee shall meet two times a year or as frequently as needed as determined by the Chairman of the Audit Committee. The agenda of each meeting shall be prepared at the direction of the Chairman of the Audit Committee and, whenever reasonably practicable, circulated to each member prior to the date of the meeting.

RESPONSIBILITIES

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     In carrying out its responsibilities, the Audit Committee shall establish and maintain flexible policies and procedures in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Audit Committee will:

     1. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     2. Monitor the independence and performance of the Company's independent auditors.

     3. Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     4. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     5. Review the Company's annual audited financial statements. This should be done prior to filing of the financial statements. The review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgements.

     6. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant risk exposures and the steps management has taken to monitor, control and report such exposure.

     7. Review the Company's quarterly financial results with financial management and the independent auditors. When possible within deadlines, this should be done prior to the release of earnings and/or the filing of the Company's quarterly financial statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 12 below). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

     8. Review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

     9. Approve fees and other significant compensation to be paid to the independent auditors.

     10. Review and discuss annually with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     11. Review the independent auditors' plan and discuss the general audit approach, scope, staffing, locations and reliance upon management.

     12. When possible within deadlines, prior to releasing the year-end earnings, discuss the results of the audit with financial management and the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     13. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles and disclosures as applied in its financial reporting.

     14. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     15. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     16. Ensure the establishment and enforcement of a Corporate Code of Conduct.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  99      Form of Proxy of The Navigators Group, Inc.

                           THE NAVIGATORS GROUP, INC.
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
            PROXY FOR THE MAY 31, 2001 ANNUAL MEETING OF STOCKHOLDERS


      Terence N. Deeks and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote
P     the shares of the undersigned at the Annual Meeting of Stockholders of The
R     Navigators Group, Inc. to be held at 11:00 a.m., E.S.T., Thursday, May 31,
O     2001, at the India House, One Hanover Square, New York, New York 10004,
X     and at any adjournment thereof. The proxies are to vote the shares of the
Y undersigned as instructed below and on the reverse side and in accordance with their judgement on all other matters which may properly come before the Meeting.



      1.    Election of Directors:

            Nominees -- Terence N. Deeks, Robert M. DeMichele,
            Robert W. Eager, Jr., Stanley A. Galanski, Leandro S. Galban, Jr., Marc M. Tract and Robert F. Wright




      IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NUMBER 2.

                                                                 -------------
                                                                  SEE REVERSE
                                                                      SIDE
                                                                 -------------

                                                                       |
      PLEASE MARK YOUR                                                 |  3870
[X]   VOTES AS THIS                                                    |_______
      EXAMPLE



The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 1.


               FOR ALL                  WITHHOLD
              NOMINEES               AUTHORITY TO VOTE
                                     FOR ALL NOMINEES

1.              [ ]                        [ ]


Instruction: To withhold authority to vote for any individual nominee, please print that nominee's name below:

-------------------------------------------------------------------------------


The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 2.

                                               FOR      AGAINST       ABSTAIN

2.    Ratification of the selection of         [ ]        [ ]           [ ]
      KPMG LLP as the Company's
      independent auditors for 2001.


Please sign this Proxy Form which is solicited on behalf of the Board of Directors, and return it promptly in the enclosed postage prepaid envelope.



-------------------------------------------------------------------------------
Signature                                                          Date

-------------------------------------------------------------------------------
Signature if held jointly                                          Date
Please sign exactly as name appears hereon.